                                                                    EXHIBIT 10.7


                             AGREEMENT OF SUBLEASE
                             ---------------------

     THIS AGREEMENT OF SUBLEASE is made as of the 31st day of July, 1998, by and
                                                  ----
between AMP Incorporated, a Pennsylvania corporation ("Sublandlord"), having an office at 470 Friendship Road, Harrisburg, PA, and NetlQ Corporation, a California corporation ("Subtenant"), having an office at 275 Saratoga Ave., #260, Santa Clara, CA.

                                    WITNESS
                                    -------

     WHEREAS, by Agreement of Lease dated March 5, 1997, as amended (the "Lease") by and between W.F. Batton and Marie A. Batton, Trustees of the W.F. Batton Trust UTA dated January 12, 1988, as amended ("Landlord") and Sublandlord, Landlord leased to Sublandlord certain real property commonly referred to as 5400 Betsy Ross Drive, Santa Clara, California, consisting of approximately 3.5 acres of land together with the building (the "Building") and other improvements constructed thereon, as more particularly described in the Lease (the "Premises"). A copy of the Lease is attached hereto as Exhibit A and made a part hereof; and

     WHEREAS, Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord a portion of the Premises on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties agree as follows:

     1.   SUBLEASING OF SUBPREMISES. (a) Subject to the written consent of the
          -------------------------
Landlord, Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord that portion of the Building containing approximately 19,557 usable square feet, as more particularly shown as the crosshatched area on the floor plan attached hereto as Exhibit B and made a part hereof (the "Subpremises"), upon and subject to all of the terms and conditions hereinafter set forth. Subtenant shall have the right, in common with others, to use: (i) the parking lot serving the Building for the parking of Subtenant's employees' cars on a first come, first serve basis, and Common Areas 1, 2, 3 and 5 as marked on Exhibit B. On January 1, 1999, (the "Additional Subpremises Commencement Date"), Sublandlord shall sublease to Subtenant that portion of the Building containing approximately 3,764 rentable square feet, as more particularly shown on Exhibit B as the "Additional Subpremises." On the Additional Subpremises Commencement Date, all provisions of this Sublease which refer to the "Subpremises" shall be deemed to include the Additional Subpremises.

          (b) Sublandlord hereby grants Subtenant a right of first refusal on the sublease of an additional approximately 4,110 usable square feet as marked on Exhibit B (the "Right of First Refusal Space"). This right of first refusal shall run throughout the term of this Sublease. In the event Sublandlord desires to sublease the Right of First Refusal Space, Sublandlord shall give written notice thereof to Subtenant. The notice shall include terms of the sublease which shall represent the fair rental value of the Right of First Refusal Space, as reasonably determined by Sublandlord. For a period of five (5) business days after receipt by Subtenant of Sublandlord's notice, Subtenant shall have the right to give written notice to Sublandlord of Sublandlord's exercise of Subtenant's right to sublease the Right of First Refusal Space on the terms set forth in the notice. In the event that Sublandlord does not receive written notice of Subtenant's exercise of the right herein granted within said five (5) day period, there shall be a conclusive presumption that Subtenant has elected not to exercise its right hereunder, and Sublandlord may sublease the Right of First Refusal Space to another on the same terms set forth in Sublandlord's notice.

     2.   TERM. (a) The term (the "Term") of this Sublease shall commence on the
          ----
completion of the Subtenant Improvement Work (as defined in the Work Letter Agreement delivered on even date herewith), expected to be on or around August 1, 1998 (the "Commencement Date") and shall continue for a period of sixty (60) months, unless sooner terminated as hereinafter provided. The Term as it applies to the Additional Subpremises shall commence on the Additional Subpremises Commencement Date and shall terminate on the same date as the Term as it applies to the remaining Subpremises.

          (b) Sublandlord hereby grants to Subtenant two (2) options to extend the term of this Lease, the first for a two (2) year period and the second for a twenty-eight (28) month period, commencing when the prior term expires, upon each and all of the following terms and conditions: (i) Subtenant gives to Sublandlord, and Sublandlord actually receives, on a date which is prior to the date that the option period would commence (if exercised) by at least six (6) months and not more than nine (9) months, a written notice of the exercise of the option to extend this Sublease for said additional term, time being of the essence. If said notification of the exercise of said option is not so given and received, this option shall automatically expire; (ii) Subtenant is not in default and never has been in default under this Sublease; (iii) all of the terms and conditions of the Sublease shall apply except where specifically modified by this option; and (iv) Base Rent and Additional Rent (as defined below) shall be at fair market value at the time of commencement of the option period, but in no event less than the month immediately preceding the commencement of the option period.

          (c) Subtenant may terminate this Sublease prior to the end of the Term, provided that (i) Subtenant provides written notice to Sublandlord and Landlord of its intent to terminate no less than six (6) months' prior to its desired date of termination, (ii) Subtenant pays to Sublandlord the Base Rent and Additional Rent as provided below until such time as Sublandlord finds a suitable subtenant for the Subpremises and such subtenant begins paying Rent on the Subpremises, and (iii) Subtenant pays to Sublandlord any commission obligations, tenant improvement allowance or other external expense incurred by Sublandlord in re-subletting the Subpremises, or any portion of the Subpremises. With respect to (ii) in the preceding sentence, if any portion of the Subpremises is not re-sublet by Sublandlord, Subtenant shall continue to pay proportionate Rent for such portion which is not re-sublet until such time as the entire Subpremises is re-sublet by Sublandlord. Sublandlord agrees that, Subtenant, at its option, may control the marketing of the Subpremises and present to Sublandlord suitable subtenant candidates. Subject to Landlord's approval under the Lease, Sublandlord will not unreasonably withhold its consent to sublet the Subpremises to a subtenant candidate presented by Subtenant. In the case of the acquisition or merger of Subtenant,

Sublandlord agrees to accept such successor entity as a subtenant for the Subpremises, subject to Landlord's approval under the Lease.

     3.   BASE RENT.
          ---------

          (a) During the Term, Subtenant shall say to Sublandlord, in lawful money of the United States which at the time shall be legal tender in payment of all debts and dues, public and private, an annual fixed rent (the "Base Rent") calculated by multiplying the usable square footage of the Subtenant (as computed in (b) below) plus Subtenant's proportionate share of Common Areas 1, 2, 3 and 5 (the "Rental Square Footage") by the following amounts per square foot per month, payable in equal monthly installments:


                      MONTHLY BASE RENT RATE      MONTHLY BASE RENT RATE
                      PER RENTAL SQUARE FOOT FOR  PER RENTAL SQUARE FOOT FOR
TIME PERIOD           SUBPREMISES                 ADDITIONAL SUBPREMISES

7/1/98-12/31/98       $ 2.15                      $ 0.00

1/1/99-6/30/99        $ 2.15                      $ 1.73

7/1/99-12/31/99       $2.236                      $1.799

1/1/2000-6/30/2000    $2.236                      $2.236

7/1/2000-6/30/2001    $2.325                      $2.325

7/1/2001-6/30/2002    $2.418                      $2.418

7/1/2002-6/30/2003    $2.515                      $2.515


All monthly installments shall be paid in advance on the first (1st) day of each month during the Term at the office of the Sublandlord, or such other place as Sublandlord may designate, without any setoff or deduction of any kind whatsoever. The first payment of Base Rent shall be due on the execution date of this Sublease.

          (b) Upon substantial completion of construction of the Subpremises, and, if reasonably practicable, prior to construction of interior improvements in the Premises, but in no event later than five (5) days before Subtenant is tendered occupancy of the Subpremises or actually occupies the Subpremises, whichever first occurs, an architect or engineer selected by Sublandlord and Subtenant, in the presence of authorized representatives of Sublandlord and Subtenant, shall measure the Subpremises and shall agree upon the area calculations. The usable square footage of the Subpremises shall be computed in accordance with the currently effective methods of measurement established as the American National Standard and published by the Building Owners and Managers Association International, which are hereby adopted and incorporated herein by reference. The measurements shall be used to determine a revised annual rent, which shall be approved by authorized representatives of Sublandlord and Subtenant, signed or initialed, and attached to this Sublease. A copy thereof shall be delivered to Landlord for its information.

     3A.  RENT ADJUSTMENT

     (a) The following terms shall have the following meanings with respect to the provisions of this Section 3A.:

          (i) "Subtenant's Pro Rata Share" shall mean that proportion of the Operating Expenses for any calendar year that equals the Rental Square Footage divided by the total number of rentable square feet in the Building.

          (ii) "Operating Expenses" shall:

               (A) Mean all operating expenses actually incurred of any kind or nature with respect to the Building as determined in accordance with generally accepted accounting principles and shall include, but not be limited to, all general and special real estate or ad valorem taxes or special assessments levied against the Building by any governmental or quasi-governmental authority or any taxes or assessments which shall be levied on the Building in lieu of or in addition to all or any portion of any such real estate taxes or assessments, or which shall be levied on the rentals of the Building (other than net income taxes), or which shall be levied on Sublandlord as a result of the use, ownership or operation of the Building; the cost of Building supplies; costs incurred in connection with all energy sources for the common areas of the Building such as propane, butane, natural gas steam, electricity, solar energy and fuel oil; the costs of water and sewer services; janitorial services; general maintenance and normal repair of the Building, including the heating and air conditioning systems of the Building; landscaping maintenance; maintenance, repair, striping and replacement of all parking areas furnished by Sublandlord for use by tenants of the Building; the cost of rubbish removal, service contracts for the elevator, HVAC and alarm systems of the Building; the cost of such security guard and protection services as may be deemed reasonably necessary by Sublandlord; insurance in amounts and coverages determined by Sublandlord, including fire and extended coverage, rental interruption, sprinkler leakage, plate glass and public liability insurance (but Subtenant shall have no interest in such insurance or the proceeds thereof); labor costs incurred in the operation and maintenance of the Building, including wages and other payments, costs to Sublandlord of Workers' Compensation and disability insurance, payroll taxes and fringe benefits; professional building management fees; legal, accounting, inspection and consultation fees incurred in connection with the Building to the extent required by any governmental authority or any other inspection or consultation fees required for the normal prudent operation of the Building and not normally the responsibility of the managing agent; the cost of any capital improvements to the Building or of any machinery or equipment installed in the Building which is made or becomes operational, as the case may be, after the Commencement Date; all other common area costs and expenses relating to the Building and all other charges properly allocable to the repair, operation and maintenance of the Building in accordance with generally accepted accounting principles. If the Building is not fully occupied during any calendar year, the Operating Expenses for such year shall be adjusted to reflect the greater of: (a) actual occupancy; or (b) a ninety-five percent (95%) occupancy of the Building. If Sublandlord selects an accrual accounting basis for calculating Operating Expenses, Operating Expenses shall be deemed to have been paid when such expenses have accrued in accordance with generally accepted accounting principles.

               (B) Expressly exclude Sublandlord's income taxes; leasing commissions; interest on debt or amortization payments on any mortgages or deeds of trust and rental under any ground or underlying leases or lease; advertising and promotional expenditures; and any other expense which under generally accepted accounting principles would not be considered a normal maintenance or operating expense, except as otherwise specifically provided herein.

     (b) It is hereby agreed that during each calendar year of the term hereof, Subtenant shall pay to Sublandlord Subtenant's Pro Rata Share of the amount of any Operating Expenses. Beginning with the first calendar year in which this Sublease commences, the monthly rent to be paid by Subtenant to Sublandlord shall be increased by an amount equal to 1/12th of Subtenant's Pro Rata Share of the Operating Expenses for each calendar year, with an adjustment to be made between the parties at a later date as hereinafter provided. However, in computing the monthly rental for Subtenant's Pro Rata Share of the Operating Expenses for any calendar year, there shall be taken into account any prior increases in the monthly rent attributable to Subtenant's Pro Rata Share of the estimated increases in such Operating Expenses. As soon as practicable following the end of each calendar year during the term of this Sublease, Landlord shall submit to Subtenant a statement setting forth the exact amount of the increase, if any, in Subtenant's Pro Rata Share of the Operating Expenses for the calendar year just completed over Subtenant's Pro Rata Share of the Base Operating Expenses, and the difference, if any, between Subtenant's actual Pro Rata Share of the Operating Expenses for the calendar year just completed and the estimated amount of Subtenant's Pro Rata Share of the Operating Expenses (on which its rent was based) for such year. Prior to the end of each calendar year during the term hereof, Sublandlord shall submit to Subtenant a statement setting forth the amount reasonably estimated by Sublandlord as the increase, if any, in the Base Operating Expenses for the subsequent year and the amount of the increased monthly rent to be paid by Subtenant for such subsequent year computed in accordance with the foregoing provisions. It is to be understood and agreed that all estimating provisions as referenced above shall be computed on the basis of the Operating Expenses being adjusted as if the Building were not less than ninety-five percent (95%) occupied. To the extent that Subtenant's Pro Rata Share of the actual Operating Expenses for the period covered by such statement is different from the estimated increases upon which Subtenant paid rent during the calendar year just completed, Sublandlord shall pay to Subtenant, or Subtenant shall pay to Sublandlord, as the case may be, the difference within thirty (30) days following receipt of said statement from Sublandlord. In addition, with respect to the monthly rent, until Subtenant receives such statement, Subtenant's monthly rent for the new calendar year shall continue to be paid at the then current rate, but Subtenant shall commence payment to Sublandlord of the monthly installments of rent on the basis of the statement beginning on the first day of the month following the month in which Subtenant receives such statement. Moreover, Subtenant shall pay to Sublandlord, or shall receive a credit against the next installment due hereunder, as the case may be, on the date required for the first payment of rent as adjusted, the difference, if any, between the monthly installments of rent so adjusted and the monthly installments of rent actually paid during the new calendar year. In no event shall any adjustment hereunder result in a decrease in the Base Rent or additional rent payable pursuant to any other provision of this Lease (except escalation pursuant to this Section 3A), it being agreed that the payments under this Section 3A are an obligation supplemental to Subtenant's obligation to pay the Base Rent.

     (c) If Subtenant occupies the Subpremises for less than a full calendar year during the first or last calendar years of the term hereof, Subtenant's Pro Rata Share for such partial year shall be calculated by proportionately reducing the Base Operating Expenses to reflect the number of months in such year during which Subtenant occupied the Premises (the "Adjusted Base Operating Expenses"). The Adjusted Base Operating Expenses shall then be compared with the actual Operating Expenses for said partial year to determine the amount, if any, of any increases in the actual Operating Expenses for such partial year over the Adjusted Base Operating Expenses. Subtenant shall pay its Pro Rata Share of any such increases within thirty (30) days following receipt of notice thereof.

     (d) Sublandlord's failure during the Lease term to prepare and deliver any statement or bills, or Sublandlord's failure to make a demand under this Section or under any other provision of this Sublease shall not in any way be deemed to be a waiver of, or cause Sublandlord to forfeit or surrender, its rights to collect any items of additional rent which may have become due pursuant to this Section during the term of this Sublease, except as otherwise specifically set forth in this Sublease. Subtenant's liability for all additional rent due under this Section 3A shall survive the expiration or earlier termination of this Sublease.

     (e) Subtenant shall have the right to be exercised within ninety (90) days following receipt of Sublandlord's statement, to review Sublandlord's actual operating expenses during regular business hours upon ten (10) days written notice.

4.   ADDITIONAL RENT.
     ---------------

          (a) All amounts payable by Subtenant to Sublandlord pursuant to this Sublease, including, without limitation, Base Rent and any additional rent required by the terms hereof, shall be deemed to constitute rent and, in the event of any non-payment thereof, Sublandlord shall have all of the rights and remedies provided herein, in the Lease, at law or in equity for non-payment of rent.

          (b) Subtenant's obligation to pay additional rent hereunder shall be on account of the period from and after the Rent Commencement Date and shall survive the Expiration Date or sooner termination of the Term.

          (c) The items of additional rent as provided in this Agreement of Sublease shall be billed to Subtenant by Sublandlord (whether or not such items have been incurred by the time of billing) within thirty (30) days of incursion by Landlord. Subtenant shall have thirty (30) days after receipt of such statement to reimburse Sublandlord for these costs.

     5.   SUBORDINATION TO AND INCORPORATION OF TERMS OF LEASE
          ----------------------------------------------------

          (a) This Sublease is in all respects subject and subordinate to the terms and conditions of the Lease and to the matters to which the Lease is or shall be subordinate. Except as otherwise expressly provided in this Sublease, all terms and conditions of the Lease are incorporated in this Sublease by reference and made a part hereof as if herein set forth at length, and shall, as between Sublandlord and Subtenant (as if they were the Landlord and Tenant, respectively, under the Lease and as if the Subpremises being sublet hereby were the Lease Premises demised under the Lease), constitute the terms of this Sublease, except to the extent that they do not relate to the Subpremises or are inapplicable to, inconsistent with, or modified or eliminated by, the terms of this Sublease. The parties agree that the following terms of the Lease do not apply to this
Sublease: Sections 1, 2a, 2b, 2d, 3, 4, 6a, 11, 12c, 15, 23, 25, 31, 34 and the
Exhibits to the Lease. Sublandlord and Subtenant acknowledge and agree that Subtenant has reviewed and is familiar with the Lease and Sublandlord hereby represents that the copy delivered to Subtenant for such purpose and attached hereto as Exhibit A is a true, correct and complete copy of such Lease and that the Lease represents the entire agreement between Sublandlord and Landlord with respect to the lease of the Premises. Sublandlord also represents that (i) there is no default, or any condition which with the passage of time or the giving of notice, or both, would constitute a default, on the part of either party to the Lease, (ii) Sublandlord has not assigned, encumbered or otherwise transferred any interest of Tenant under the Lease, and (ii) the Commencement Date of the Lease was September 1, 1997 and the scheduled expiration date of the Lease is August 31, 2007.

          (b) In the event of a default by Sublandlord, as Tenant under the Lease, resulting in the termination, reentry or dispossession thereunder, Landlord may, at its option, and Sublandlord shall use reasonable efforts to cause Landlord to, take over all of the right, title and interest of Sublandlord under this Sublease and Subtenant hereunder shall, at the option of the Landlord, attorn to and recognize Landlord as Sublandlord hereunder except that Landlord shall not (i) be liable for any previous act or omission of Sublandlord under this Sublease, (ii) be subject to any offset, not expressly provided for in this Sublease, which theretofore accrued to Subtenant against Sublandlord, or
(iii) be bound by any previous modification of this Sublease or by any previous prepayment of more than one month's rent, and shall, promptly upon Landlord's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. Subtenant hereby waives all rights under any present or future law to elect, by reason of the termination of such Lease, to terminate this Sublease or surrender possession of the Subpremises.

     6.   CARE, SURRENDER AND RESTORATION OF THE SUBPREMISES.
          --------------------------------------------------

          (a) Without limiting any other provision of this Sublease or the Lease, Subtenant shall take good care of the Subpremises, suffer no waste or injury thereto and shall comply with all those laws, orders and regulations applicable to the Subpremises, the Building and Subtenant's use or manner of use thereof, which are imposed on Sublandlord, as Tenant under the Lease, in connection with the Subpremises and the Building.

          (b) Sublandlord shall be responsible to maintain common areas, building-wide systems and the roof membrane of the Building. In the event one of the foregoing require repair, Sublandlord shall be responsible for such repair, provided that Subtenant notifies Sublandlord as soon as practicable. Sublandlord agrees to such repair request respond within a reasonable time. Notwithstanding the foregoing, Subtenant covenants and agrees that it will repair promptly at its own expense any damage to the Subpremises arising out of or from its occupancy of the Subpremises.

          (c) Upon the Expiration Date or sooner termination of the Term, Subtenant shall quit and surrender the Subpremises to Sublandlord, broom clean, in good order and condition, ordinary wear and tear and damage by fire and other casualty excepted, and Subtenant shall remove all of its property. If the Expiration Date or sooner termination of the Term of this Sublease falls on a Sunday, this Sublease shall expire at noon on the preceding Saturday unless it be a legal holiday, in which case it shall expire at noon on the preceding business day. Subtenant shall observe and perform the covenants herein stated and Subtenant's obligations hereunder shall survive the Expiration Date or sooner termination of the Term.

     7.   USE. Subtenant shall use and occupy the Subpremises for office,
          ---
storage and distribution purposes, other related legal uses, and for no other purpose. Subtenant shall have access to the Subpremises seven days a week, 24 hours a day and shall comply with Sublandlord's security systems relating to the Building.

     8.   SUBTENANT'S OBLIGATIONS. Except as otherwise specifically provided
          -----------------------
herein, all acts to be performed and all of the terms and conditions to be observed by and inuring to the benefit of, Sublandlord, as Tenant under the Lease of the Premises, shall be performed, and observed by, and shall inure to the benefit of, Subtenant, and Subtenant's obligations shall run to Sublandlord as appropriate or required by the respective interests of Sublandlord and Landlord. Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, all liabilities, obligations, damages, penalties, claims, costs, expenses and liabilities (including, but not limited to, reasonable attorneys' fees and disbursements) paid, suffered or incurred by Sublandlord as a result of the nonperformance or non-observance by Subtenant, Subtenant's agents, contractors, employees, invitees or licensees of any such terms and conditions contained in the Lease. In furtherance of the foregoing, Subtenant shall not (i) do or permit to be done anything prohibited to Sublandlord, as Tenant under the Lease, or (ii) take any action or do or permit anything which would result in any additional cost or other liability to Sublandlord under the Lease and/or this Sublease. In the event of any inconsistency between the Lease and this Sublease, such inconsistency (i) if it relates to obligations of, or restrictions on, Subtenant, shall be resolved in favor of that obligation which is more onerous to Subtenant or that restriction which is more restrictive of Subtenant, as the case may be, or (ii) if it relates to any other matter, the Lease shall govern.

     9.   LANDLORD'S OBLIGATIONS. Anything contained in this Sublease or in the
          ----------------------
Lease to the contrary notwithstanding, Landlord shall have no responsibility to Subtenant for, and shall not be required to provide, any of the services or make any of the repairs or restorations that Landlord has agreed to make or provide, or cause to be made or provided, under the Lease, and Subtenant shall rely upon, and look solely to, Sublandlord for the provision or making thereof. Except as may result from a default of Sublandlord from its obligations specified in the preceding sentence, Subtenant shall not make any claim against Sublandlord for any damage which may arise, nor shall Subtenant's obligations hereunder be impaired or abated by reason of (i) the failure of Landlord to keep, observe or perform its obligations pursuant to the Lease, or (ii) the acts or omissions of Landlord and each of its agents, contractors, servants, employees, invitees or licensees. Notwithstanding the foregoing, Sublandlord shall enforce the obligations of the Landlord under the Lease for the benefit of the Subtenant, and shall deliver a copy of any notices received from Landlord regarding the Subpremises.

     10.  COVENANTS WITH RESPECT TO THE LEASE. Subtenant covenants and agrees
          -----------------------------------
that Subtenant shall not do anything that would constitute a default under the Lease or omit to do anything that Subtenant is obligated to do under the terms of this Sublease as to cause there to be a default under the Lease.

     11.  BROKER. Sublandlord and Subtenant represent and warrant to each other
          ------
that they have not dealt with any broker in connection with this Sublease other than Cushman & Wakefield of California, Inc. by Sublandlord and Pacific Commercial Ventures by Subtenant. Sublandlord shall be responsible for the brokerage commissions of Cushman & Wakefield of California, Inc., pursuant to the terms of a brokerage agreement, and Cushman & Wakefield shall be responsible for any payment to Pacific Commercial Ventures. Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, any claim on, or liability to, any other broker or any other party with whom Subtenant shall have dealt in connection with this transaction and Sublease.

     12.  TENANT IMPROVEMENT WORK.
          ------------------------

          (a) Sublandlord shall enter into a contract with Devcon Construction, Incorporated ("Devcon") for the construction of the Subtenant Improvement Work described in the Work Letter Agreement attached hereto as Exhibit "C" pursuant to plans and specifications prepared by Subtenant. Said construction contract and plans and specifications shall be subject to Landlord and Sublandlord's written approval which shall not be unreasonably withheld prior to commencement of construction of the Subtenant Improvement Work.

          (b) Subject to completion of the Subtenant Improvement Work, Subtenant waives all right to make repairs at the expense of Sublandlord, or to deduct the costs thereof from the rent, and Subtenant waives all rights under
Section 1941 and 1942 of the Civil Code of the State of California. At the termination of this Lease, Subtenant shall surrender the Subpremises in a broom clean and good condition, except for ordinary wear and tear and except for damage caused by casualty, the elements, acts of God, a partial taking by eminent domain, or latent defects in the Subpremises existing as of the Commencement Date.

13.  INDEMNIFICATION.
     ---------------

          13.1 Indemnification of Sublandlord and Subtenant.
               --------------------------------------------

               (a) Subtenant shall indemnify, defend with competent and experienced counsel and hold harmless Sublandlord, its subsidiaries and affiliates and their respective officers, directors, shareholders and employees, from and against any and all damages, liabilities, actions, causes of action, suits, claims, demands, losses, costs and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs) to the extent arising from or in connection with the negligence or willful misconduct of Subtenant, its agents, employees, representatives or contractors.

               (b) Sublandlord shall indemnify, defend with competent and experienced counsel and hold harmless Subtenant from and against any and all damages, liabilities, actions, causes of action, suits, claims, damages, losses, costs and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs) to the extent arising from or in connection with the negligence or willful misconduct of Sublandlord, its agents, employees, representatives or contractors.

               (c) The party seeking indemnification under this Section (the "Indemnified Party") shall provide prompt written notice of any third party claim to the party from whom indemnification is sought (the "Indemnifying Party"). The Indemnifying Party shall have the right to assume exclusive control of the defense of such claim or, at the option of the Indemnifying Party, to settle the same. The Indemnified Party agrees to cooperate reasonably with the Indemnifying Party in connection with the performance of the Indemnifying Party's obligations under this Section.

               (d) Notwithstanding anything to the contrary contained in this Sublease, neither party hereto shall be liable to the other for any indirect, special, consequential or incidental damages (including without limitation loss of profits, loss of use or loss of goodwill) regardless of (i) the negligence (either sole or concurrent) of either party or (ii) whether either party has been informed of the possibility of such damages. It is expressly understood and agreed that damages payable by either party to Landlord shall be deemed to constitute direct damages of such party.

          13.2 Indemnification by Subtenant of Sublandlord and Landlord.
               --------------------------------------------------------
Subtenant agrees to defend, save harmless and indemnify Sublandlord, its subsidiaries and affiliates and their respective officers, directors, shareholders and employees, and Landlord to the same extent as Sublandlord is required to do so under the provisions of the Lease; provided, however, that all references therein to (i) "Lessee" shall be replaced with "Subtenant" and (ii) "Premises" shall be replaced with "Subpremises".

          13.3 Survival. The provisions of this Section shall survive the
               --------
expiration or earlier termination of this Sublease.

     14.  QUIET ENJOYMENT. As long as Subtenant pays all of the Base Rent and
          ---------------
Additional Rent due hereunder and otherwise performs and observes all of the obligations, terms and conditions contained herein and in the Lease as herein incorporated, Subtenant shall peaceably and quietly have, hold and enjoy the Subpremises, subject to Section 15 below.

     15.  TERMINATION OF LEASE. If for any reason the term of the Lease is
          --------------------
terminated prior to the Expiration Date of this Sublease, this Sublease shall thereupon terminate, and neither Sublandlord nor Landlord shall be liable to Subtenant by reason thereof, except that Sublandlord agrees that it shall not voluntarily terminate the Lease before June 30, 2000. If Sublandlord terminates the Lease, effective after June 30, 2000 but while this Sublease is in effect, Sublandlord agrees to (i) give Subtenant at least three hundred sixty (360) days prior written notice of the termination, and (ii) pay Subtenant up to One Hundred Thousand Dollars ($100,000) for relocating expenses. Notwithstanding the foregoing, if the termination of the Lease does not result in the termination of this Sublease by reason of Subtenant's attornment to, and recognition of, Landlord as landlord hereunder in accordance with the provisions of Section 5(b) hereof, Sublandlord shall not be liable to Subtenant hereunder for damages or otherwise, and Sublandlord's obligation to Subtenant shall be limited to returning to Subtenant a portion of any rent paid in advance by Subtenant, if any, prorated as of the date of such termination.

     16.  MODIFICATION OF LEASE. For the purposes of this Sublease, in all
          ---------------------
provisions of the Lease requiring the approval, consent or notification of the Landlord, Subtenant shall be required to obtain the approval or consent of, or give notice to both Landlord and Sublandlord.

     17.  CONSENTS. Sublandlord's refusal to consent to or approve any matter or
          --------
thing, whenever Sublandlord's consent or approval is required under this Sublease or under the Lease, as incorporated herein, shall be deemed reasonable if Landlord has refused or failed to give its consent or approval to such matter or thing.

     18.  CONDITION OF THE SUBPREMISES; SUBTENANT'S CHANGES.
          -------------------------------------------------

          (a) Subtenant represents it has made a thorough examination of the Subpremises and it is familiar with the condition thereof. Subtenant acknowledges that it enters into this Sublease without any representation or warranties by Sublandlord except as set forth in this Lease, or anyone acting or purporting to act on behalf of Sublandlord, as to the present or future conditions of the Subpremises or the appurtenances thereto or any improvements therein or of the Building. Sublandlord represents that upon commencement of this Sublease, the roof, HVAC systems, electric and plumbing systems, the parking lot and the lighting systems will be in good working conditions.

          (b) Notwithstanding anything to the contrary contained in the Lease, Subtenant shall not make any changes to the Subpremises whatsoever, including, without limitation, structural or non-structural changes, without the prior written consent of Sublandlord and Landlord. All permitted alterations or additions shall be constructed in accordance with the requirements of the Lease.

     19. ASSIGNMENT AND SUBLETTING. Subtenant, for itself, its successors and assigns, expressly covenants that it shall not assign, whether by operation of law or otherwise, or pledge or otherwise encumber this Sublease, or sublet all or any part of the Subpremises. Any purported assignment, pledge, encumbrance or sublease by Subtenant shall be void and of no force or effect and shall constitute a default by Subtenant hereunder. Subject to complying with the provisions of the Lease, Sublandlord reserves the right to transfer and assign its interest in and to this Sublease to any entity or person who shall succeed to Sublandlord's interest in and to the Lease.

     20.  INSURANCE.
          ---------

          (a) Subtenant agrees to maintain in responsible companies qualified to do business, and in good standing, in California (i) public liability insurance covering the Subpremises insuring Landlord and Sublandlord as well as Subtenant (to the extent of

Subtenant's negligence) with limits which shall be equal to those required to be maintained by Sublandlord under the Lease, and naming Sublandlord and Landlord as additional insureds, (ii) Worker's Compensation Insurance with statutory limits covering all of Subtenant's employees working in the Subpremises, and
(iii) Commercial All-Risk Property Insurance written on an all risk of loss form, and on a replacement cost basis, covering Subtenant's personal property and leasehold improvements. Subtenant shall deposit promptly with Sublandlord certificates for such insurance, and all renewals thereof, bearing the endorsement that the policies will not be canceled until after thirty (30) days written notice to both Sublandlord and Landlord. Subtenant shall pay all premiums and charges for such insurance, and if Subtenant shall fail to obtain such insurance, Sublandlord may, but shall not be obligated to, obtain the same, in which event the amount of the premium paid shall be paid by Subtenant to Sublandlord upon Sublandlord's demand therefor, shall be deemed Additional Rent and shall be collectible by Sublandlord in the same manner and with the same remedies as though said sums were Additional Rent reserved hereunder.

          (b) Subtenant acknowledges that Sublandlord will not carry any insurance in favor of Subtenant, and that neither Landlord nor Sublandlord will carry insurance on Subtenant's furniture and/or furnishings or any fixtures or equipment, improvements or appurtenances of Subtenant in or about the Subpremises.

     21.  WAIVER OF SUBROGATION.
          ---------------------

          (a) Anything in Section 19 of this Sublease to the contrary notwithstanding, Sublandlord and Subtenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, any fire or extended coverage insurance policy obtained by it and covering the Subpremises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against such third party. The waiver of subrogation or permission for waiver of any claim herein before referred to shall extend to the agents of each party and its employees. If, and to the extent that such waiver or permission can be obtained only upon payment of an additional charge, then, except as provided herein, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

          (b) Subject to the provisions of this Section 21, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property by fire or other casualty.

     22.  END OF TERM. If Subtenant shall remain in possession of the
          -----------
Subpremises or any part thereof after the expiration or prior termination of the Term hereof, the parties agree that no such holding over by Tenant shall operate to extend or renew this Sublease, and that any such holding over shall be construed as a tenancy-at-will as per Section 17 of the Lease when such holding over shall have commenced, and such tenancy shall otherwise be subject to all the terms, conditions, covenants and agreements of this Sublease. Subtenant further agrees to pay to Sublandlord any additional amounts payable by Sublandlord to Landlord under the Lease by reason of any such holding over by Subtenant.

     23.  DEFAULT.
          -------

          (a) In the event that Subtenant shall default in the payment of Annual Fixed Rent, Additional Rent or any other charge payable hereunder, or shall default in the performance or observance of any of the terms, conditions and covenants of this Sublease, Sublandlord, in addition to and not in limitation of any rights otherwise available to it, shall have the same rights and remedies with respect to such default as are provided to Landlord under the Lease with respect to defaults by Sublandlord as Tenant thereunder, with the same force and effect as though all such provisions relating to any such default or defaults were set forth herein in their entirety, and Subtenant shall have all of the obligations of the Tenant under the Lease with respect to such default or defaults.

          (b) In the event of a default by Subtenant in the performance of any of its non-monetary obligations hereunder, Sublandlord may, at its option, and without waiving any other remedies for such default herein or at law or by incorporation by reference of the Lease provided, at any time thereafter, give written notice to Subtneant that if such default is not cured, or the cure not commenced, within twenty (20) days after receipt of such notice by Subtenant, and if so commenced is not thereafter pursued diligently to completion, Sublandlord may cure such default for the account of Subtenant, and any amount paid or incurred by Sublandlord in so doing shall be deemed paid or incurred for the account of Subtenant and Subtenant agrees promptly to reimburse Sublandlord therefor and save Sublandlord harmless therefrom; provided, however, that Sublandlord may cure any such default as aforesaid prior to the expiration of any waiting period if reasonably necessary to protect Sublandlord's interest under the Lease or to prevent injury or damage to persons or property.

     24.  DESTRUCTION, FIRE AND OTHER CASUALTY. If the whole or any part of the
          ------------------------------------
Subpremises or the Building shall be damaged by fire or other casualty and the Lease is not terminated on account thereof by either Sublandlord or Landlord in accordance with the terms thereof, this Sublease shall remain in full force and effect and Base Rent and Additional Rent shall not abate except to the extent Base Rent and Additional Rent for the Subpremises shall abate under the terms of the Lease.

     25.  NOTICES.
          -------

          (a) Whenever, by the terms of this Sublease, notice demand or other communication shall or may be given to either party, the same shall be in writing and address as follows:

               If to Sublandlord:       Real Estate Manager
                                        Building 81-06
                                        AMP Incorporated
                                        P.O. Box 3608
                                        Harrisburg, PA 17105-3608

                                        Legal Department
                                        AMP Incorporated
                                        Building #176-41
                                        P.O. Box 3608
                                        Harrisburg, PA 17105-3608

               If to Landlord:          Marie A. Batton, Trustee
                                        1190 East Meadow Drive
                                        Palo Alto, CA 94303

               Copy to:                 David L. Fletcher
                                        Attorney at Law
                                        6262 N. Swan Road, Suite 185
                                        Tucson, AZ 85718

               If to Subtenant:         Mr. Ching-Fa Hwang
                                        President
                                        NetlQ Corporation
                                        5400 Betsy Ross Drive
                                        Santa Clara, CA

or to such other address or addresses as shall from time to time be designated by written notice by either party to the other as herein provided. All notices shall be sent by registered or certified mail, postage prepaid and return receipt requested, or by Federal Express or other comparable courier providing proof of delivery, and shall be deemed duly given and received (i) if mailed, on the third business day following the mailing thereof, or (ii) if sent by courier, the date of its receipt (or, if such day is not a business day, the next succeeding business day.

          (b) Each party hereunder shall promptly furnish the other with copies of all notices, requests, demands or other communications which relate to the Subpremises or the use or occupancy thereof after receipt of the same from Landlord or others.

     25.  SUBLEASE CONDITIONAL UPON CERTAIN CONSENTS. Sublandlord and Subtenant
          ------------------------------------------
each acknowledge and agree that this Sublease is subject Sublandlord's obtaining the unconditional consent of Landlord in accordance with the terms of the Lease, and that if such consent shall not be obtained, or condition waived, within fifteen (15) days of the date hereof, then this Sublease shall be deemed canceled and terminated and neither of the parties hereto shall have any liability to the other.

     26.  SECURITY DEPOSIT. Subtenant shall deposit with Sublandlord, upon the
          ----------------
completion, execution and delivery of this Sublease, the sum of Forty Five Thousand Five Hundred Seventy Five Dollars and seventy cents ($45,575.70) to be held by Sublandlord, without obligation to pay interest thereon, as security for Subtenant's covenants to pay the rental herein reserved and for the keeping and performance of all other covenants and obligations required to be kept or performed by Subtenant under the terms and provisions of the Sublease. In the event of any default on the part of Subtenant in the payment of said rental, or in the keeping of performance of any of the other covenants required to be kept or performed by Subtenant, Sublandlord shall have the right, but not the obligation, to apply said security deposit, or any portion thereof, to cure such default. In the event the security is reduced by reason of such application, then within five (5) days after written notice thereof from Sublandlord, Subtenant shall deposit with Sublandlord such sum as may be necessary to restore the security deposit to the original amount. In the absence of any default on the part of the Subtenant, Sublandlord shall repay the said security deposit without deduction, to Subtenant promptly upon the termination of this Lease, but if the security deposit has been reduced to cure any default on the part of Subtenant, and has not been restored to its original amount, the remainder of the security deposit if any, shall be promptly paid to Subtenant upon termination of this Lease.

     27.  LETTER OF CREDIT.
          ----------------

          (a) Upon execution of the Sublease, Subtenant, at Subtenant's sole cost and expense, shall provide to Sublandlord an irrevocable letter of credit, in a form reasonably acceptable to Sublandlord, in the amount of Three Hundred Fifty-Three Thousand Dollars ($353,000) (the "Letter of Credit"). The Letter of Credit shall be renewed each year throughout the Term except that the amount secured by the Letter of Credit shall be reduced by Seventy Seven Thousand One Hundred Twenty-Three and 75/100 Dollars ($77,123.75) for each year of the Term that Subtenant has complied with all terms and conditions of this Sublease without default.

          (b)  Issuer. The Letter of Credit shall be issued by a national bank
               ------
(the "Issuer") reasonably acceptable to Sublandlord.

          (c)  Draws. Sublandlord shall hold the Letter of Credit as security
               -----
for the performance of Subtenant's covenants and obligations under this Sublease, it being expressly understood and agreed that the Letter of Credit is not an advance rental deposit or a measure of Sublandlord's damages in case of Subtenant's default. Notwithstanding any contrary provision herein, upon the occurrence of any default by Subtenant in the performance of its obligations under this Sublease (including the Work Letter Agreement), Sublandlord may, from time to time, without prejudice to any other remedy provided herein, under the Lease or by law, draw upon the Letter of Credit in an amount equal to the amount payable by Subtenant as a consequence of such default and any other damage, injury, expense or liability caused by such default, and Subtenant shall, upon demand, restore the Letter of Credit to its full amount. In the event a Letter of Credit is not maintained, renewed, extended, replaced or restored as required by this Section, Sublandlord shall be entitled to draw one hundred percent (100%) of the Letter of Credit and hold such amount as security for the performance of Subtenant's covenants and obligations under this Lease.

          (d)  No Waiver. No draw under the Letter of Credit shall be deemed a
               ---------
waiver of, or be deemed to have cured, any default by Subtenant under any provision of the Sublease and Sublandlord shall be entitled to any other remedy available to it under this Sublease, the Lease or by law. The funds drawn by Sublandlord under the Letter of Credit shall be nonrefundable and, once applied to Subtenant's obligations under the Sublease, shall remain the property of Sublandlord.

          (e)  Authorization for Draws. To obtain a partial or full draw under
               -----------------------
the Letter of Credit, Sublandlord shall deliver to the Issuer (with a copy to Subtenant) an original statement signed by a person who purports to be an authorized representative of Sublandlord stating that Sublandlord is entitled to draw on the Letter of Credit in the amount of the requested draw in accordance with the terms of this Sublease and the Letter of Credit. The Issuer shall not be entitled to delay the honor of any such draw by reason of the alleged non-occurrence of any such event.

     28.  SUBTENANT AUTHORITY. Subtenant is a duly organized and validly
          -------------------
existing corporation in good standing under the laws of the California and is duly and legally qualified to do business as a corporation and has powers adequate for the execution, delivery and performance of its obligations under the Sublease and for carrying on the business now conducted or proposed to be conducted by it. Subtenant has taken all necessary corporate action required to make the Sublease the legal, valid and binding obligations they purport to be. The Sublease is in full force and effect and is a legal, valid and binding obligation of the Subtenant and, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally, and general equitable principles, is enforceable in accordance with its terms.

     29.  MISCELLANEOUS.
          -------------

          (a) This Sublease may not be extended, renewed, terminated, or otherwise modified except by an instrument in writing signed by the party against whom enforcement of any such modification is sought.

          (b) It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are merged in this Sublease, which alone fully and completely expresses their agreement, and that the same is entered into after full investigation, neither party relying upon any statement, representation or warranty made by the other not embodied in this Sublease.

          (c) The paragraph headings appearing herein are for purposes of convenience only and are not deemed to be a part of this Sublease.

          (d) The provisions of this Sublease shall be governed by and construed in accordance with the laws of the California.

          (e) No delay or omission on the part of either party to this Sublease in requiring performance by the other party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right hereunder, and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right on any future occasion.

          (f) Any and all rights and remedies which either party may have under this Sublease, at law or in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

          (g) If any term or provision of this Sublease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Sublease or the application of such term or provision to other persons or circumstances shall not be affected thereby, and each term and provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law. Section headings and the organization of this Sublease are for descriptive purposes only and shall not control or alter the meaning of this Sublease.

          (h) This Sublease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, this Agreement of Sublease has been duly executed as of the day and year first above written.

                                         SUBLANDLORD:
                                         AMP Incorporated

                                         By: /s/ J.E. Marley
                                         Name: J.E. Marley
                                         Title: Chairman

                                         SUBTENANT:
                                         Net IQ Corporation
By: /s/ Ching-Fa Hwang
Name: Ching-Fa Hwang
                                         Title: President

                             WORK LETTER AGREEMENT
                             ---------------------

                             5400 BETSY ROSS DRIVE
                            SANTA CLARA, CALIFORNIA


     THIS WORK LETTER AGREEMENT ("this Agreement") is made and entered into as of July 31, 1998, between AMP Incorporated, a Pennsylvania corporation,
   -------
hereafter referred to as "Sublandlord," and Net IQ Corporation, a California corporation, hereafter referred to as "Subtenant". This Agreement is made and entered into concurrently with the execution and delivery of that certain Sublease of even date (the "Sublease") between Sublandlord and Subtenant covering approximately 21, 198 square feet of the building commonly referred to as 5400 Betsy Ross Drive, Santa Clara, California (the "Subpremises"). All capitalized terms not defined herein shall have the meaning ascribed to them in the Sublease.

     The parties agree as follows:

     1.   Subtenant Improvement Work. Sublandlord shall cause to be constructed
          --------------------------
by Devcon Construction, Incorporated ("Devcon") the Subtenant Improvement Work to the Subpremises required for Subtenant's use and occupancy of the Subpremises (the "Subtenant Improvement Work") in accordance with this Agreement. Sublandlord agrees that after final plan approval, Subtenant may enter the Subpremises for the purpose of installing Subtenant's fixtures and equipment, provided that neither Subtenant nor any of Subtenant's vendors or contractors shall interfere with the construction by Devcon of the Subtenant Improvement Work.

     2.   Working Drawings.
          ----------------

          (a) Subtenant shall cause to be prepared and shall deliver to Sublandlord preliminary plans and specifications for the Subtenant Improvement Work within fifteen (15) days following the execution and delivery of this Agreement by the parties. Said preliminary plans and specifications shall include the minimum improvements described in Exhibit A to Amendment Number One to the Lease and shall be subject to Landlord's and Sublandlord's approval, which shall not be unreasonably withheld or delayed.

          (b) On or before_____________, 1998, Subtenant shall cause to be prepared final plans, specifications, and working drawings ("Working Drawings") for the Subtenant Improvement Work which shall substantially conform to the preliminary plans and specifications previously delivered by Subtenant, and a preliminary construction budget approved by Subtenant. Within three (3) days after receipt thereof, Subtenant and Sublandlord shall approve such Working Drawings and preliminary construction budget, or Sublandlord shall deliver to Subtenant, Sublandlord's specific written changes or objections to such Working Drawings or budget. Sublandlord shall not unreasonably withhold or delay its approval of the Working Drawings or preliminary budget. The parties shall negotiate in good faith to reach agreement on any aspect of the Working Drawings or preliminary budget disapproved by Sublandlord, with each party using its best efforts to complete and to approve the Working Drawings and preliminary budget on or before __________________, 1998. Subtenant shall proceed with reasonable diligence in the preparation and completion of the Working Drawings.

          (c) Upon approval, Sublandlord and Subtenant shall each initial and date the Working Drawings and Sublandlord shall submit the Working Drawings to all appropriate governmental agencies for approval. Immediately after all necessary governmental approvals have been obtained, four (4) copies of the Working Drawings shall be initialed and dated by Sublandlord and Subtenant if any changes thereto have been made by the governmental agencies. The Working Drawings as approved and all change orders permitted pursuant to Paragraph 5 hereof are referred to herein as the "Approved Plans." Sublandlord and Subtenant shall deliver a copy of the Approved Plans to Landlord.

     3.   Contractor.
          ----------

          (a) Devcon shall be the general contractor for the construction of the Subtenant Improvement Work.

          (b) Devcon shall have the following obligations during the performance of the Subtenant Improvement Work and, where appropriate, following the completion of the Subtenant Improvement Work, in addition to all other conditions and obligations set forth in the Construction Contract or otherwise applicable to Devcon as general contractor:

               (1) Devcon shall obtain at least three (3) competitive bids for all subcontractors unless Sublandlord and Subtenant approve a single subcontractor or unless Sublandlord and Subtenant approve in writing a fewer number of competitive bids;

               (2) Devcon shall expressly assume responsibility for all work done by all persons working under its supervision and control; and

               (3) Devcon shall use its best efforts to ensure that all persons working under its supervision and control are, during the entire course of their duties, properly licensed and qualified to do the particular jobs for which they were hired.

     4.   Construction Contract.
          ---------------------

          (a) The Subtenant Improvement Work shall be performed by Devcon pursuant to a fixed price construction contract (the "Construction Contract") between Sublandlord and Devcon which shall describe the scope of work and costs for the Subtenant Improvement Work and Devcon's overhead and profit, which shall not exceed seven percent (7%) (not including field general conditions). Such Construction Contract shall be subject to approval by Landlord, which shall not be unreasonably withheld. Both Sublandlord and Subtenant shall participate in the negotiation of the general conditions to the Subtenant Improvement Work, but in the event of any disagreement between Sublandlord and Subtenant with respect thereto, Sublandlord's determination shall be final. Sublandlord shall supervise Devcon and the performance of the Subtenant Improvement Work. Subtenant may also retain at Subtenant's sole expense a construction supervisor who shall act as Subtenant's representative during construction of the Subtenant Improvement Work. The Construction Contract shall provide that Devcon shall provide a warranty of one year with respect to the Subtenant Improvement Work plus applicable warranties on equipment installed.

          (b) Sublandlord shall obtain Devcon's bid to perform the Subtenant Improvement Work, which bid shall be itemized to show the amount to be charged by each subcontractor for its part of the Subtenant Improvement Work. Subcontractors shall be chosen on the basis of competitive bids, as set forth in Paragraph 3(b)(1) above. Sublandlord shall promptly submit Devcon's bid to Subtenant for Subtenant's review and approval, which approval shall not be unreasonably withheld.

          (c) Either Sublandlord or Subtenant's representative shall have the right to disapprove any bid for any item of the Subtenant Improvement Work, and if Sublandlord or Subtenant's representative does so, Sublandlord, Subtenant's representative, and Devcon shall immediately confer and attempt in good faith to reach agreement upon an alternative bid acceptable to Sublandlord and Subtenant's representative and Devcon. If the parties are unable to reach agreement within five (5) business days after Sublandlord or Subtenant's representative has disapproved a subcontractor, then the part of the Subtenant Improvement Work that is the subject of the disapproval bid shall re rebid to one subcontractor, and such work shall be awarded to such subcontractor if its bid is lower than the disapproved bid. In selecting alternative subcontractors, Sublandlord and Subtenant's representative shall act reasonably and in good faith, acknowledging that a subcontractor's ability to do quality work completed on time is as important as the price charged, and acknowledging further that the approval of Devcon of any Subcontractor must be obtained. Any rebidding process undertaken pursuant to the subparagraph shall be completed within ten (10) business days after Sublandlord or Subtenant's representative first disapproves the subcontractor bid in question.

          (d) In consideration for the payment of the Monthly Base Rent provided for in the Lease, Sublandlord shall pay the sum of Six Hundred Twenty Thousand Dollars ($620,000) (20,000 square feet x $31.00) on account of the cost of performance of the Subtenant Improvement Work. The entire balance of the total cost of the Tenant Improvement Work, including any construction cost overruns, shall be paid by Subtenant. Once the bid of Devcon and its subcontractors has been obtained, Sublandlord shall deliver to Subtenant a final estimate of the Total Cost of the Subtenant Improvement Work (as defined below). If the Total Cost of the Subtenant Improvement Work exceeds said sum of Six Hundred Twenty Thousand Dollars ($620,000), Subtenant shall have the right to approve any engineers, subcontractors, or other professionals whose fees are not included in Sublandlord's contribution to the cost of the Subtenant Improvement Work.

     5.   Change Orders. After the Working Drawings have been approved by
          -------------
Sublandlord and Subtenant in final form as provided above, Subtenant shall have the right to request change orders to the Subtenant Improvement Work. Any change order shall be subject to the prior written approval of Sublandlord, Landlord and Subtenant's representative, which approval shall not be unreasonably withheld or delayed, provided that Subtenant shall pay any increase in the Total Cost of the Subtenant Improvement

Work resulting from any change order and any change order requested by Subtenant which is approved by Sublandlord which results in a delay in completion of the Subtenant Improvement Work shall not delay the Commencement Date of the Sublease specified in Paragraph 2(a) of the Sublease.

     6.   Payment. Sublandlord and Subtenant shall pay their respective pro rata
          -------
share of each construction progress payment for the Subtenant Improvement Work at the time and in the manner specified in the Construction Contract based upon their respective percentage share of the Total Cost of the Subtenant Improvement Work.

     7.   Commencement and Construction. As soon as (i) the Working Drawings
          -----------------------------
have been prepared and approved as provided above, (ii) all necessary building permits and governmental approvals have been obtained, and (iii) Sublandlord has entered into the Construction Contract, then Sublandlord shall thereafter cause performance of the Subtenant Improvement Work to be commenced and diligently prosecuted to completion, so that the Subtenant Improvement Work is completed as soon as practicable, subject to force majeure delays beyond Sublandlord's reasonable control and unexpected conditions at the Subpremises, as provided in Paragraph 17 hereof.

     8.   Total Cost of the Subtenant Improvement WorK. "Total Cost of the
          --------------------------------------------
Subtenant Improvement Work" shall mean the sum of the following "Included Costs", but not the following "Excluded Costs: for the Subtenant Improvement
Work:

          (a) Included Costs. "Included Costs" shall mean the following: (i) the
              --------------
total amount due pursuant to the fixed price Construction Contract entered into pursuant to this Agreement and any change orders approved pursuant to this Agreement; (ii) all costs paid to governmental authorities for governmental applications, approvals, plan check fees, and building permit fees required to perform the Subtenant Improvement Work; (iii) the reasonable fees of Subtenant's architect who prepares the plans and specifications for the Subtenant Improvement Work in an amount by Sublandlord, and the reasonable fees of engineers, contractors, subcontractors, or other professionals retained by Sublandlord, Subtenant, or Devcon for services rendered in connection with the design and performance of the Subtenant Improvement Work; (iv) any costs paid to governmental authorities to inspect and obtain approval of the Subtenant Improvement Work; (v) the premium for course of construction insurance insuring the Subtenant Improvement Work; and (vi) any other costs of performing and obtaining governmental approvals for the Subtenant Improvement Work shown on the Working Drawings, other than the "Excluded Costs" described below.

          (b) Excluded Costs. "Excluded Costs" shall mean and the Total Cost of
              --------------
the Subtenant Improvement Work shall not include; (i) the cost of Subtenant's furniture, fixtures, or equipment; (ii) costs incurred as a consequence of a contractor's or subcontractor's default; (iii) interest, principal and other charges with respect to any construction or permanent loan for the Subtenant Improvement Work; (iv) compensation paid or expenses reimbursed by Subtenant to Subtenant's consultants or construction representative; (v) costs of management and other services provided by employees or affiliates of Sublandlord and the cost of any administration, profit and overhead for Sublandlord or Subtenant or any of their respective employees and affiliates; (vi) all costs and expenses incurred with respect to work not required by the Approved Plans, as the same may be amended by change orders; (vii) attorneys' fees incurred in connection with negotiation of construction contracts, and attorneys' fees, experts' fees and other costs of legal and arbitration proceedings to resolve construction disputes; (viii) premiums for payments, performance, mechanics' liens, completion, and other bonds; or (ix) costs covered by warranties and insurance.

     9.   Final Accounting. Subtenant shall receive a copy of the monthly
          ----------------
running total of the cost of the Subtenant Improvement Work prepared by Devcon. When the Subtenant Improvement Work is completed pursuant to Paragraph 11, Sublandlord shall submit to Subtenant a final and detailed accounting of the Total Cost of the Subtenant Improvement Work actually incurred to complete the Subtenant Improvement Work, certified as true and correct by Sublandlord. Subtenant shall have the right, during normal business hours after giving Sublandlord at least two (2) business days prior written notice, to audit the books, records and supporting documents of Sublandlord at Sublandlord's premises to the extent such audit discloses a discrepancy of more than five percent (5%), in which event Subtenant shall pay the cost thereof. Any such audit must be conducted, if at all, within ninety (90) days after Sublandlord delivers such accounting to Subtenant.

     10.  Course of Construction Insurance. Sublandlord shall obtain as a cost
          --------------------------------
of the Subtenant Improvement Work course of construction insurance coverage insuring the Subtenant Improvement Work in an amount equal to the estimated Total Cost of the Subtenant Improvement. If the Subtenant Improvement Work is damaged or destroyed by a casualty covered by said insurance, Sublandlord shall promptly and diligently complete performance of the Subtenant Improvement Work in accordance with this Agreement.

     11.  Completion. The Subtenant Improvement Work shall be deemed
          ----------
substantially complete when the Subtenant Improvement Work has been substantially completed in accordance with requirements of applicable law and in accordance with the Working Drawings, as amended by change orders approved pursuant to Paragraph 5 of this Agreement, all utilities and services necessary for the use and occupancy have been obtained, and any certificate of occupancy required by the City of Santa Clara for occupancy of the Subpremises by Subtenant has been obtained. Substantial completion of the Subtenant Improvement Work shall be deemed to have occurred pursuant to the foregoing even though Subtenant's fit up work has not be completed.

     12.  Inspection.
          ----------

          (a) As soon as the Subtenant Improvement Work is substantially completed, Sublandlord and Subtenant shall conduct a joint "walk through" of the Subpremises and shall inspect the Subtenant Improvement Work so completed using their best efforts to discover any incomplete or defective work. After such inspection has been completed, Sublandlord and Subtenant shall sign a "punch list" setting forth any incomplete or defective items.

          (b) Sublandlord shall use its best efforts to cause Devcon to complete and/or repair such "punch list" items within thirty (30) days after the "walk through". Nothing contained herein shall impair any of Subtenant's other rights under the Sublease.

          (c) Notwithstanding any provision in the Sublease or this Agreement to the contrary, for purposes of determining the completion of the Subtenant Improvement Work pursuant to Paragraph 2(a) of the Sublease, the Subtenant Improvement Work shall not be deemed to have been completed until all incomplete or defective items referred to in the "punch list" referred to above that have a material adverse effect on Subtenant's use and enjoyment of the Subpremises have been completed or repaired to Subtenant's reasonable satisfaction.

     13.  Warranty. Devcon shall warrant for a period of one year after the date
          --------
the Subtenant Improvement Work is completed that the Subtenant Improvement Work has been performed in a good and workmanlike manner, using new materials and equipment of good quality, and in accordance with the Approved Plans (as modified by any change orders approved pursuant to the terms of Paragraph 5 of this Agreement). There shall be a guarantee of one (1) year, or such other period as Sublandlord shall approve in writing, on replaced equipment installed as part of the Subtenant Improvement Work. Sublandlord shall assign to Subtenant any manufacturers' warranties for equipment which is installed in the Subpremises as part of the Subtenant Improvement Work.

     14.  Allocation of Deductions. The Subtenant Improvement Work and resulting
          ------------------------
improvements constructed pursuant to this Agreement shall be the property of Landlord upon the expiration or sooner termination of the Sublease. All tax deductions and accelerated or component depreciation for tax purposes and any investment tax credit shall be taken by Sublandlord and Subtenant in proportion to their respective contributions to the Total Cost of the Subtenant Improvement Work.

     15.  Headings. The description headings used and inserted in this Agreement
          --------
are for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     16.  Effect of Agreement. In the event of any inconsistency between this
          -------------------
Agreement and the Sublease, the terms of the Sublease shall prevail.

     17.  Delays. Sublandlord shall not be responsible for any delay in
          ------
completion of the Subtenant Improvement Work to the extent any such delay is attributable to Subtenant or to Subtenant's representative, Subtenant's employees or contractors, change orders requested by Subtenant, inclement weather, shortage of materials or labor, acts of God, casualty, unanticipated site conditions, or other events or circumstances beyond the reasonable control of Sublandlord, Devcon, or any subcontractor. To the extent Subtenant reserves the right to approve the Construction Contract, the scope of work, change orders, drawings, plans, specifications or other matters relating to the Subtenant Improvement Work, Subtenant shall not unreasonably withhold, delay or condition its approval thereof.

     IN WITNESS WHEREOF, the Sublandlord and Subtenant have duly executed this Work Letter Agreement to be effective as set forth above.

                                         "Subtenant"
                                         Net IQ Corporation

Date: July 23, 1998                      By: /s/ Ching-Fa Hwang
                                         Its: President

                                         "Sublandlord"
                                         AMP Incorporated

Date: 7/29/98, 1998                      By: /s/ J.E. Marley
                                         Its: J.E. Marley, Chairman